Exhibit 99.1

NRx Pharmaceuticals Appoints Ira Strassberg as
Chief Financial Officer and Treasurer

RADNOR, Pa., March 18, 2022 /PRNews wire/ — NRx Pharmaceuticals, Inc.  (Nasdaq: NRXP), a clinical-stage pharmaceutical company, announced today that the company’s Board of Directors appointed Ira Strassberg as Chief Financial Officer and Treasurer effective March 15, 2022.

“Ira has been serving NRx effectively in a financial consulting capacity since August, 2021,” said Robert Besthof, interim Chief Executive Officer. “We are pleased to welcome him to our senior leadership team and look forward to his contributions as we continue to advance our clinical programs for ZYESAMI® and NRX-101.”

Mr. Strassberg brings with him more than thirty years finance and accounting experience and has served as Deputy Chief Financial Officer at Cantor Fitzgerald, L.P. and Chief Financial Officer at Cantor Commercial Real Estate Company. Mr. Strassberg also served on the Board of Directors of Continental Building Products, Inc. Earlier in his career, Mr. Strassberg served as Chief Financial Officer of Berkeley Point Capital, Fannie Mae’s multifamily business division, and Walker & Dunlop. He also held senior roles in both audit and consulting at KPMG, where he had direct experience in complex commercial transactions. Mr. Strassberg, who earned his B.S. in Accounting from Georgetown University, is a Certified Public Accountant, a Certified Management Accountant, and a Chartered Global Management Accountant.

About NRx Pharmaceuticals

NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) draws upon decades of collective, scientific, and drug-development experience to bring improved health to patients. Its investigational product, ZYESAMI® (aviptadil) for patients with COVID-19, has been granted Fast Track designation by the US Food and Drug Administration (FDA) and is currently undergoing phase 3 trials funded by the US National Institutes of Health, the Biomedical Advanced Research and Development Authority part of the US Department of Health and Human Services, and the Medical Countermeasures program, part of the US Department of Defense. The FDA has additionally granted Breakthrough Therapy Designation, a Special Protocol Agreement, and a Biomarker Letter of Support to NRx for NRX-101, an investigational medicine to treat bipolar depression with suicidality.

NRx is led by executives and board members who have held senior roles at Lilly, Pfizer, GSK and the US FDA. NRx was co-founded by Prof Jonathan Javitt, MD, MPH, who has held leadership roles in various biotechnology startup companies and been appointed to advisory roles in four U.S. Presidential Administrations. The NRx board includes Dr. Sherry Glied, former U.S. Assistant Secretary for Health (ASPE), Daniel E. Troy, JD, former Chief Counsel of the U.S. FDA, Chaim Hurvitz, former director of Teva and President of the Teva International Group, and General H.R. McMaster, Ph.D. (US Army, Ret.), the 26th United States National Security Advisor.

Cautionary Note Regarding Forward-Looking Statements

This announcement of NRx Pharmaceuticals, Inc. includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the company’s strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the company’s management.

The company assumes no obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

CORPORATE CONTACT	INVESTOR RELATIONS

Molly Cogan	Eric Goldstein
Head of Global Corporate Communications	LifeSci Advisors
Press@neurorxpharma.com	egoldstein@lifesciadvisors.com
484.254.6134, ext. 724	646-791-9729

SOURCE NRx Pharmaceuticals